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                                    BURR & FORMAN
                 [A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS]
                                POST OFFICE BOX 830719
                            BIRMINGHAM, ALABAMA 35283-0719
                                    (205) 251-3000


                                   December 3, 1996



Board of Directors
Masada Security Holdings, Inc.
950 North 22nd Street
Suite 800
Birmingham, Alabama 35203

       Re: Registration Statement on Firm S-1 with respect to the Public Offering of approximately 2,760,000 Shares of Common Stock, $.01 Par Value Per Share, of Masada Security Holdings, Inc.; Securities and Exchange Commission File No. 333-13505

Gentlemen:

       We have been asked to render our opinion as the validity of the approximately 2,760,000 shares of Common Stock, $.01 par value per share (the "Shares"), of Masada Security Holdings, Inc., a Delaware corporation (the "Company"), that the Company proposes to offer for sale pursuant to an order of registration to be issued by the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended.

      As counsel to the Company and in rendering this opinion, we have examined and are familiar with the following: (1) of the Certificate of Incorporation of the Company, as amended; (2) the Plan of Recapitalization of the Company dated September 27, 1996 and the exhibits thereto (the "Plan of Recapitalization"), including the Company's proposed Fourth Restated Certificate of Incorporation (the "Fourth Restated Certificate"); (3) the ByLaws of the Company; (4) resolutions of the Board of Directors of the Company adopted on September 27, 1996 and November 18, 1996; (5) resolutions of the stockholders of the Company adopted on September 27, 1996; (6) Letter of Transmittal and Custody Agreements executed by each of the Company's stockholders; (7) the stock books of the Company; (8) current statutes, laws, ordinances and regulations thereunder of the United States and the State of Delaware; (9) the Registration Statement on Form S-1, including exhibits, filed by the Company (the "Registration Statement") with the Commission with respect to the Shares; (10) Amendment No. 1 to the Registration Statement filed by the Company with the Commission; (11) Amendment No. 2 to the Registration Statement filed by the Company with the Commission; (12) Amendment No. 3 to the Registration Statement filed by the Company with Commission; and (13) Amendment No. 4 to the Registration Statement to be filed by the Company with the Commission. Additionally, we have made
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BURR & FORMAN

Board of Directors
December 3, 1996
Page 2


such additional investigation of law and fact as we deemed necessary for purposes of rendering this opinion.

        We have assumed the authorization of executed documents and the accuracy of photocopies. We have further assumed the absence of adverse facts not apparent from the face of the materials and documents we have examined.

        Our opinion is subject to, and assumes the following: (1) the Registration Statement of the Company, as amended, becoming effective pursuant to Section 8 of the Securities Act of 1933, as amended; and (2) the Plan of Recapitalization being implemented in full, including the due execution on behalf of the Company and the filing with the Delaware Secretary of State of the Fourth Restated Certificate.

        On the basis of the foregoing examination and assumptions, and in reliance thereon and on all such other matters as we deem appropriate under the circumstances, and upon consideration of the applicable law, we are of the opinion that the Shares, when issued and paid for in accordance with the terms set forth in the Prospectus, will be legally issued, fully paid and non-assessable.

        We hereby consent to the use of this opinion as an exhibit to the Company's Registration Statement, as amended, and to the reference made to our firm in the Prospectus under the caption "Legal Matters."


                                                Very truly yours,




                                                BURR & FORMAN